Exhibit 99.2

To Our Valued Partner,
We are pleased to announce that Validus Holdings (“Validus”) and American International Group (“AIG”) have reached agreement on the terms of a recommended cash offer pursuant to which AIG will acquire the entire issued share capital of Validus. It is anticipated that the acquisition will close in mid-2018, subject to a vote by our shareholders and customary regulatory approvals.

Our partnership with AIG brings together two highly complementary companies with strong prospects and limited overlap. Validus’ underwriting expertise, market access, research capabilities and strong history of profitability are core motivations for AIG in the acquisition. Since our founding in 2005, we have worked tirelessly to deliver solutions to our reinsurance partners.  Fundamentally, we sell a promise to pay. The collaboration with AIG meaningfully enhances our financial size and strength.

Validus Re and AlphaCat will operate within AIG’s General Insurance business largely as they do today, drawing from the strength of their management and underwriting teams. You should expect the same responsive, solutions-driven approach that we have endeavored to bring to our customers.  We view the acquisition by AIG as very compelling. The access to one of the biggest balance sheets in the global markets will allow us to meaningfully expand our business, and specifically our capacity, and product offerings. In addition, this will accelerate AlphaCat’s development as the premier aligned asset manager in the ILS space.

The group will continue to offer reinsurance and insurance products through Talbot and insurance products through Western World. We have designed our processes to ensure that our client information is protected, and no information is shared across the Group. We will continue to maintain a clear separation of the reinsurance and insurance operations going forward.

It is business as usual for the Validus Re team. However, during the transition process should you have any questions, or concerns you would like to address, please contact me directly.

Thank you for your continued support.

Best Regards,

Kean Driscoll
Chief Executive Officer
Validus Reinsurance, Ltd.
T +441 278 9016
kean.driscoll@validusre.bm
Additional Information about the Proposed Transaction and Where to Find It
In connection with the proposed transaction, Validus will file with the Securities and Exchange Commission ("SEC") a proxy statement on Schedule 14A and may file or furnish other documents with the SEC regarding the proposed transaction.  This material is not a substitute for the proxy statement or any other document which Validus may file with the SEC.  INVESTORS IN AND SECURITY HOLDERS OF VALIDUS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT

ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.  Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with or furnished to the SEC by Validus through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of Validus:
Investor Relations
Validus Holdings, Ltd.
441-278-9000
investor.relations@validusholdings.com
Participants in the Solicitation
Validus and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Validus’ shareholders in connection with the proposed transaction. Information regarding Validus’ directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Validus’ annual proxy statement filed with the SEC on March 16, 2017. A more complete description will be available in the proxy statement on Schedule 14A. You may obtain free copies of these documents as described in the preceding paragraph filed, with or furnished to the SEC. All such documents, when filed or furnished, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Validus at the Investor Relations contact above.